UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 27, 2022
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Corporation held its 2022 Annual Meeting of Stockholders on April 27, 2022.

(b)    The stockholders (1) elected all of the Corporation’s nominees for director, (2) ratified the selection of Deloitte & Touche LLP as our independent auditors for 2022 and (3) approved the compensation of our named executive officers on an advisory basis.

The final voting results on each of the matters submitted to a vote are as follows:

1.Election of Directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sylvia M. Burwell	242,847,747	1,346,310	523,072	46,181,697
John W. Culver	240,451,814	3,691,994	573,324	46,181,697
Robert W. Decherd	229,272,521	14,867,458	577,152	46,181,697
Michael D. Hsu	231,844,857	11,925,079	947,194	46,181,697
Mae C. Jemison, M.D.	234,574,347	9,641,448	501,336	46,181,697
S. Todd Maclin	242,300,261	1,842,792	574,078	46,181,697
Deirdre A. Mahlan	241,204,752	2,979,554	532,825	46,181,697
Sherilyn S. McCoy	239,223,341	4,985,226	508,502	46,181,697
Christa S. Quarles	240,902,202	3,297,622	517,307	46,181,697
Jaime A. Ramirez	242,393,207	1,741,470	582,454	46,181,697
Dunia A. Shive	238,377,654	5,788,782	550,696	46,181,697
Mark T. Smucker	242,353,625	1,791,321	572,185	46,181,697
Michael D. White	242,906,842	1,235,398	574,423	46,187,697

2.Ratification of Deloitte & Touche LLP as Independent Auditors for 2022:

Votes For	Votes Against	Abstentions
276,629,216	13,540,083	729,529

3.Advisory Approval of Named Executive Officer Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
228,371,768	14,917,357	1,428,006	46,187,697

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	April 27, 2022	By:	/s/ Alison M. Rhoten
Alison M. Rhoten Vice President, Deputy General Counsel, Global Corporate Affairs & Corporate Secretary